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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-116758 of DPAC Technologies, Corp. on Form S-3 of our report dated May 28, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to a change in accounting method in fiscal year 2003), appearing in the Annual Report on Form 10-K of DPAC Technologies, Corp. for the fiscal year ended February 29, 2004, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Costa Mesa, California
July 9, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM